Exhibit 99.1

Neuronetics Reports Record First Quarter 2024 Financial and Operating Results

MALVERN, PA., May 7, 2024 – Neuronetics, Inc. (NASDAQ: STIM) (the “Company” or “Neuronetics”) a commercial stage medical technology company with a strategic vision of transforming the lives of patients whenever and wherever they need help, with the best neurohealth therapies in the world, today announced its financial and operating results for the first quarter of 2024.

First Quarter 2024 Highlights

●	First quarter 2024 revenue of $17.4 million, a 12% increase as compared to the first quarter 2023
●	U.S. treatment session revenue increased by 22% versus the first quarter of 2023
●	U.S. NeuroStar Advanced Therapy system revenue of $3.3 million, in the quarter; the Company shipped 41 systems

Recent Operational and Marketing Highlights

●	NeuroStar Advanced Therapy received FDA clearance as a first line, adjunct treatment for major depressive disorder in adolescents aged 15-21
●	Launched second cohort within the “Better Me Guarantee Provider” pilot program in January 2024 and the third cohort in April 2024
●	Announced an expanded exclusive commercial partnership with Transformations Care Network ("TCN")
●	Achieved milestone of over 175,000 global patients treated with 6.4 million treatment sessions

"Neuronetics had a strong start to 2024, with our first quarter results demonstrating the execution of our commercial initiatives to drive system expansion and significantly grow treatment session revenues. Beyond our operational performance, we achieved a major regulatory milestone: NeuroStar is now the first and only TMS treatment to be cleared for use as first-line, adjunct therapy for the treatment of major depressive disorder in adolescent patients aged 15-21. Adolescent depression is a large and growing mental health condition for which there are currently limited treatment options available, and with this clearance, the market opportunity for NeuroStar within MDD increased by approximately 35%,” said Keith J. Sullivan, President and CEO. “Looking ahead, we are incredibly excited about the future of Neuronetics. With the success of our commercial strategy, including the compelling early results of our Better Me Guarantee Provider pilot program, as well as our recently expanded market opportunity, we are very well-positioned to deliver long-term value for patients, providers and shareholders.”

First Quarter 2024 Financial and Operating Results for the Three Months Ended March 31, 2024

	Revenues by Geography
	Three Months Ended March 31,
	2024	2023
	Amount	Amount	% Change

	(in thousands, except percentages)
U.S.	$16,793	$14,964	12%
International	624	576	8%
Total revenues	$17,417	$15,540	12%

Total revenue for the three months ended March 31, 2024, was $17.4 million, an increase of 12% compared to the revenue of $15.5 million in the first quarter of 2023. During the quarter, total U.S. revenue increased by 12% and international revenue increased by 8% over the first quarter of 2023. The U.S. growth was primarily driven by an increase in NeuroStar treatment session sales.

	U.S. Revenues by Product Category
	Three Months Ended March 31,
	2024	2023
	Amount	Amount	% Change

	(in thousands, except percentages)
NeuroStar Advanced Therapy System	$3,310	$3,850	(14)%
Treatment sessions	12,988	$10,643	22%
Other	495	$471	5%
Total U.S. revenues	$16,793	$14,964	12%

U.S. NeuroStar Advanced Therapy System revenue for the three months ended March 31, 2024 was $3.3 million, a decrease of 14% compared to $3.9 million in the first quarter of 2023. For the three months ended March 31, 2024, and 2023, the Company shipped 41 and 49 systems, respectively. The decline was primarily a function of our customers facing credit challenges as well as cash flow difficulties stemming from the Change Health cyberattack.

U.S. treatment session revenue for the three months ended March 31, 2024, was $13.0 million, an increase of 22% compared to $10.6 million in the first quarter of 2023. The revenue growth was primarily driven by an increase in utilization, in particular within our local consumable customer segment.

In the first quarter of 2024, U.S. treatment session revenue per active site was $11,300 compared to $9,700 in the first quarter of 2023.

Gross margin for the first quarter of 2024 was 75.1%, an increase of approximately 180 basis points from the first quarter of 2023 gross margin of 73.3%.

Operating expenses during the first quarter of 2024 were $19.9 million, a decrease of $1.4 million, or 7%, compared to $21.3 million in the first quarter of 2023.

Net loss for the first quarter of 2024 was $(7.9) million, or $(0.27) per share, as compared to $(10.5) million, or $(0.38) per share, in the first quarter of 2023. Net loss per share was based on 29,471,516 and 28,034,171 weighted average common shares outstanding for the first quarters of 2024 and 2023, respectively.

EBITDA for the first quarter of 2024 was $(6.3) million as compared to the first quarter of 2023 EBITDA of $(9.4) million. See the accompanying financial table that reconciles EBITDA, which is a non-GAAP financial measure, to net loss.

Cash and cash equivalents were $47.7 million as of March 31, 2024. This compares to cash and cash equivalents of $59.7 million as of December 31, 2023.

FDA Clearance as a First-Line Add-On Treatment for Adolescents with Depression

In late March, Neuronetics received U.S. Food and Drug Administration (“FDA”) clearance for its NeuroStar Advanced Therapy as the first and only transcranial magnetic stimulation (“TMS”) treatment cleared as a first line, adjunct for major depressive disorder (“MDD”) in adolescents aged 15-21. The FDA clearance was supported by real-world data from our TrakStar database showing 78% of adolescent patients treated with NeuroStar achieved clinically meaningful improvement in their depression severity. This clearance opened up a new treatment option for the large adolescent MDD patient population that had extremely limited FDA-approved treatment options available previously. With the addition of the adolescent indication, Neuronetics’ total addressable market for MDD increased by approximately 35%. NeuroStar is now FDA-cleared to treat MDD patients aged 15 and older.

Launched Second Cohort of Customers within the Better Me Guarantee Provider Pilot Program

Following its initial pilot launch during late 2023, the Company enrolled its second pilot cohort within the Better Me Guarantee Provider (“BMGP”) pilot program, which consisted of approximately 100 customer sites in January of 2024. The BMGP program creates a nationwide group of accounts that are committed to meeting certain standards of patient care and responsiveness developed in collaboration with medical experts. Regardless of practice size or tenure, this program aims to address reported responsiveness issues and lack of knowledge of TMS therapy that have negatively impacted patient access to care. Participating providers agree to attend advanced training at NeuroStar University, ensure that office phones are answered during business hours, advise patients of the benefits of treating to the full course of 36 sessions when medically appropriate, assign medical personnel to promptly respond to PHQ-10 assessments, and update websites and social media platforms to educate potential patients about the benefits of NeuroStar TMS therapy and its availability as a potential treatment option. In April 2024, the Company launched the third cohort of 100 customer sites. The Company currently has over 200 customer sites participating in the pilot program. The Company plans to continue its measured pilot roll-out with the next cohort of providers slated for inclusion in May 2024.

5-Year Exclusive Partnership with Transformations Care Network

Neuronetics announced an expanded five-year exclusive commercial partnership with Transformations Care Network, one of the nation’s largest mental health care providers. Under the new agreement, Neuronetics will be the exclusive supplier of new TMS equipment to Transformations Care Network, increasing the availability of Neuronetics’ NeuroStar TMS therapy to patients across Transformations Care Network’s facilities in six states. As part of the detail, Transformations agreed to convert from its prior fixed price treatment sessions to our consumable purchase model.

Business Outlook

For the second quarter of 2024, the Company expects total worldwide revenue between $18.0 million and $19.0 million.

For the full year 2024, the Company expects total worldwide revenue to be between $78.0 million and $80.0 million.

For the full year 2024, the Company expects total operating expenses to be between $80.0 million and $84.0 million.

Webcast and Conference Call Information

Neuronetics’ management team will host a conference call on May 7, 2024, beginning at 8:30 a.m. Eastern Time.

The conference call will be broadcast live in listen-only mode via webcast at https://edge.media-server.com/mmc/p/i3t5h9gs. To listen to the conference call on your telephone, you may register for the call here. While it is not required, it is recommended you join 10 minutes prior to the event start. To access the live audio webcast or subsequent archived recording, visit the Investor Relations section of Neuronetics’ website at ir.neuronetics.com.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is redefining patient and physician expectations with its NeuroStar Advanced Therapy for Mental Health. NeuroStar is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication hasn’t helped. The NeuroStar Advanced Therapy System is cleared by the FDA for adults with MDD, as an adjunct for adults with obsessive-compulsive disorder, and to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression), and as a first line adjunct for the treatment of MDD in adolescent patients aged 15-21. NeuroStar Advanced Therapy is the leading TMS treatment for MDD in adults with more than 6.4 million treatments delivered. NeuroStar is backed by the largest clinical data set of any TMS treatment system for depression, including the world’s largest depression outcomes registry. Neuronetics is committed to transforming lives by offering an exceptional treatment that produces extraordinary results. For safety information and indications for use, visit NeuroStar.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Statements in the press release regarding the Company that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2024, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the Company’s ability to execute its business strategy; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s reliance on the sale and use of its NeuroStar Advanced Therapy system to generate revenues; the scale and efficacy of the Company’s salesforce; the Company’s ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in competing technologies and therapies for the indications that the Company’s products treat; product defects; our revenue has been concentrated among a small number of customers; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy system for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of our credit facility; our ability to successfully roll-out our BMGP program on the planned timeline; our self-sustainability and existing cash balances; and our ability to achieve cash flow break-even for the fourth quarter 2024 and on a full-year basis in 2025. For a discussion of these and other related risks, please refer to the Company’s recent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

Westwicke Partners

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

NEURONETICS, INC.

Statements of Operations

(In thousands, except per share data)

	Three Months ended
	March 31,
	2024	2023
Revenues	$17,417	$15,540
Cost of revenues	4,329	4,144
Gross profit	13,088	11,396
Operating expenses:
Sales and marketing	11,641	11,902
General and administrative	5,957	6,611
Research and development	2,349	2,790
Total operating expenses	19,947	21,303
Loss from operations	(6,859)	(9,907)
Other (income) expense:
Interest expense	1,826	1,253
Other income, net	(812)	(640)
Net loss	$(7,873)	$(10,520)
Net loss per share of common stock outstanding, basic and diluted	$(0.27)	$(0.38)
Weighted average common shares outstanding, basic and diluted	29,472	28,034

NEURONETICS, INC.

Balance Sheets

(In thousands, except per share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$47,730	$59,677
Accounts receivable, net	17,504	15,782
Inventory	6,694	8,093
Current portion of net investments in sales-type leases	816	905
Current portion of prepaid commission expense	2,630	2,514
Current portion of note receivables	2,121	2,056
Prepaid expenses and other current assets	4,370	4,766
Total current assets	81,865	93,793
Property and equipment, net	1,847	2,009
Operating lease right-of-use assets	2,628	2,773
Net investments in sales-type leases	517	661
Prepaid commission expense	8,408	8,370
Long-term notes receivable	3,663	3,795
Other assets	4,883	4,430
Total assets	$103,811	$115,831
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,979	$4,752
Accrued expenses	9,045	12,595
Deferred revenue	1,623	1,620
Current portion of operating lease liabilities	851	845
Total current liabilities	14,498	19,812
Long-term debt, net	59,444	59,283
Deferred revenue	35	200
Operating lease liabilities	2,179	2,346
Total liabilities	76,156	81,641
Commitments and contingencies (Note 18)	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding on March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value: 200,000 shares authorized; 29,975 and 29,092 shares issued and outstanding on March 31, 2024 and December 31, 2023, respectively	300	291
Additional paid-in capital	411,309	409,980
Accumulated deficit	(383,954)	(376,081)
Total Stockholders’ equity	27,655	34,190
Total liabilities and Stockholders’ equity	$103,811	$115,831

NEURONETICS, INC.

Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2024	2023
Cash flows from Operating activities:
Net loss	$(7,873)	$(10,520)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	560	516
Allowance for credit losses	566	330
Inventory impairment	71	—
Share-based compensation	1,338	1,805
Non-cash interest expense	161	188
Changes in certain assets and liabilities:
Accounts receivable, net	(2,667)	(2,337)
Inventory	1,328	(243)
Net investment in sales-type leases	234	535
Prepaid commission expense	(154)	(175)
Prepaid expenses and other assets	116	131
Accounts payable	(1,983)	2,484
Accrued expenses	(3,549)	(7,680)
Deferred revenue	(163)	(247)
Net Cash used in Operating activities	(12,015)	(15,213)

Cash flows from Investing activities:
Purchases of property and equipment and capitalized software	(375)	(234)
Repayment of notes receivable	443	51
Net Cash provided by (used in) Investing activities	68	(183)

Cash flows from Financing activities:
Payments of debt issuance costs	—	(801)
Proceeds from issuance of long-term debt	—	2,500
Repayment of long-term debt	—	(1,200)
Net Cash provided by Financing activities	—	499
Net decrease in Cash and Cash equivalents	(11,947)	(14,897)
Cash and Cash equivalents, Beginning of Period	59,677	70,340
Cash and Cash equivalents, End of Period	$47,730	$55,443

Non-GAAP Financial Measures (Unaudited)

EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. (“GAAP”), and should not be construed as a substitute for, or superior to, GAAP net loss. However, management uses both the GAAP and non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes that the addition of the non-GAAP financial measure provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculation of EBITDA may not be comparable to similarly designated measures reported by other companies, because companies and investors may differ as to what type of events warrant adjustment.

The following table reconciles reported net loss to EBITDA:

	Three Months ended
	March 31,
	2024	2023

	(in thousands)
Net loss	$(7,873)	$(10,520)
Interest expense, net	1,014	613
Income taxes	—	—
Depreciation and amortization	560	516
EBITDA	$(6,299)	$(9,391)